CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated March 29, 2024, and each included in this Post-Effective Amendment No. 166 to the Registration Statement (Form N-1A, File No. 2-88816) of BNY Mellon Strategic Funds, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated January 22, 2024, with respect to the financial statements and financial highlights of BNY Mellon Global Stock Fund, BNY Mellon International Stock Fund, BNY Mellon Select Managers Small Cap Value Fund and BNY Mellon U.S. Equity Fund (four of the funds constituting BNY Mellon Strategic Funds, Inc) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended November 30, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

  /s/ ERNST & YOUNG LLP

New York, New York

March 22, 2024